UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2012

REDDY ICE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32596	56-2381368
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8750 North Central Expressway, Suite 1800
Dallas, Texas 75231
(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 526-6740

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.              Regulation FD Disclosure.

In connection with negotiations relating to the proposed restructuring of its outstanding indebtedness (the “Restructuring”), since February 2012 Reddy Ice Holdings, Inc. and its subsidiary Reddy Ice Corporation (collectively, the “Company”) provided several holders of the Company’s 11.25% Senior Secured Notes due 2015 and 13.25% Senior Secured Notes due 2015 (the “Noteholders”) with certain financial projections and historical financial and other information relating to the Company (the “Disclosed Information”). Pursuant to confidentiality agreements entered into with the Noteholders (the “Confidentiality Agreements”), the Company agreed to disclose publicly the Disclosed Information no later than a specified date (the “Disclosure Deadline”), which Disclosure Deadline has been extended to April 12, 2012. In fulfillment of this obligation, and solely to comply with the terms of the Confidentiality Agreements, the Company has furnished the Disclosed Information in Exhibit 99.1 hereto. The Disclosed Information was prepared solely for the use of the Noteholders in the context of negotiations relating to the Restructuring and not for use by other holders or prospective holders of the Company’s securities.

The Disclosed Information includes historical financial information and projections that are subject to numerous assumptions, risks and limitations. This historical financial information and these projections were prepared in February 2012 and April 2012 using information available at that time; they do not necessarily reflect the Company’s current expectations and are subject to material revision. The Disclosed Information was prepared prior to the completion of the Company’s audited financial statements for the year ended December 31, 2011; as a result the historical financial information included in the Disclosed Information differs from the Company’s actual results. The Disclosed Information would differ, perhaps materially, if it was to be prepared using more current information. In addition, the Disclosed Information does not reflect all of the potential impact on the Company’s revenues, Adjusted EBITDA and other financial results that might be expected to occur as a result of the proposed terms of the Restructuring.

In addition, the projections contained in the Disclosed Information reflect numerous estimates and assumptions made by management of the Company with respect to its financial condition; the performance of its business and conditions within its industry; general economic, market and financial conditions and numerous other matters. These factors are all difficult to predict accurately and in many cases are outside of the Company’s control. Consequently, it is likely that actual results will differ from those reflected in the Disclosed Information and such differences may be material. The Company has not made and does not make any representation to any person regarding the Company’s future results, and, except insofar as may be included in materials prepared for disclosure in connection with the Restructuring, does not intend to publicly update the Disclosed Information to reflect more current facts or estimates or the occurrence of future events, including if the facts, estimates and assumptions upon which the Disclosed Information is based are erroneous.

The financial information reflected in the Disclosed Information does not purport to present the Company’s financial condition in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company’s independent accountants have not audited or performed any review procedures on the Disclosed Information (except insofar as certain historical financial information may have been derived in part from the Company’s historical annual financial statements for years ended on or before December 31, 2010). The Disclosed Information includes certain measures, including Adjusted EBITDA, that are not measures recognized under GAAP. These measures do not purport to be alternatives to measures presented in accordance with GAAP, and Adjusted EBITDA does not purport to be an alternative to Net Income (Loss) as a measure of profitability or cash flows from operations as an alternative to liquidity. Reconciliations of the Company’s historical Adjusted EBITDA to Net Income (Loss) for certain periods has been provided in Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the Company’s Annual Reports on Form 10-K for the year ended December 31, 2010 and prior years, in each case, as filed with the Securities and Exchange Commission.

Cautionary Statements Regarding Forward-Looking Statements

The Disclosed Information contains various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements were based on management’s belief as well as assumptions made by and information available to management at the time the Disclosed Information was prepared.  Such statements contain certain risks, uncertainty and assumptions. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected.  These factors also include the risks and uncertainties described in the Company’s annual and quarterly filings with the SEC.

Item 9.01.              Financial Statements and Exhibits.

(d)  Exhibits.

99.1†	Certain information disclosed to Noteholders.

†                                                      Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 12, 2012

REDDY ICE HOLDINGS, INC.

		By:	/s/ Steven J. Janusek
			Name:	Steven J. Janusek
			Title:	Chief Financial and Accounting Officer

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